Exhibit 99.1

Guardion Health Sciences Broadens Clinical Nutrition Product Offerings by Closing Acquisition of Activ Nutritional, which owns the Science Backed, Revenue-Generating Viactiv® Product Line, from Adare Pharmaceuticals

Acquisition to Transform and Strengthen Guardion’s Clinical Nutrition Product Portfolio

Guardion Will Continue to Explore Additional Growth Opportunities to Further Expand its Presence in the Clinical Nutrition Market

SAN DIEGO, June 02, 2021 — Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition and diagnostics company that develops clinically supported nutrition, medical foods, supplements and medical devices, today announced the closing of the first acquisition in its strategy to more widely compete in the clinical nutrition market. The Company closed on the recently announced Equity Purchase Agreement with Adare Pharmaceuticals, Inc. (“Adare”) to acquire all of the equity of Activ Nutritional, LLC for a cash payment of $26 million, subject to certain adjustments. Activ Nutritional, LLC, is a subsidiary of Adare Pharmaceuticals, Inc. and manufacturer of the Viactiv® line of chewable mineral supplements for bone health and other applications.

Currently marketed through many of the nation’s largest retailers, including, among others, Walmart (retail and online), Target, CVS and Amazon, the Viactiv product lines are expected to become Guardion’s most prominent product lines, as well as to provide access to significant opportunities in the short-term for growth and expansion.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “Management is focusing on the future of Guardion. The conclusion of this acquisition is the first in what we hope will be multiple value-added transactions to transform Guardion into a market leader in clinically supported nutrition. This acquisition satisfies a number of our current requirements as we continue to reconfigure our role in the clinical nutrition marketplace. Activ Nutritional has an established brand and presence from which we can significantly expand our capabilities in terms of marketing, product lines and new distribution channels. Activ Nutritional will also provide a significant boost to our current operating revenues and contribute substantially to our efforts to achieve operational profitability. This transaction expands our reach beyond ocular health, which has long been our primary focus, and allows us to more easily explore the possibility of participating in the wider world of clinical nutrition to compete in a more substantial and impactful way. It also positions us to more adeptly identify additional opportunities to expand our presence in the market, whether through improved commercialization of our current products and product pipeline or through other acquisitions and other strategic transactions.”

The Company will be filing a Current Report on Form 8-K with the U. S. Securities and Exchange Commission (the “SEC”) to provide additional information on the closing of this transaction. Additionally, within 71 days after the date that such Current Report on Form 8-K is required to be filed with the SEC, the Company will prepare and file with the SEC an amendment to such Current Report on Form 8-K that includes required audited financial statements and pro forma financial information pursuant to applicable SEC regulations.

Corporate Finance Associates (“CFA”) acted as the exclusive investment banker and strategic financial advisor to Guardion. CFA’s advisory team was led by Daniel E. Sirvent, Managing Director and Global Head of Healthcare Investment Banking, and Joseph P. Sands, Global Head of Consumer/Retail Investment Banking. CFA is one of the largest and most experienced middle market investment banking firms in the nation. Additional information about Corporate Finance Associates may be found on their website at www.cfaw.com.

Stout provided transaction and valuation advisory services, including due diligence analysis and other technical support.

Sheppard, Mullin, Richter & Hampton LLP is serving as Guardion’s legal advisor.

About Guardion Health Sciences

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition and diagnostics company. Guardion offers a portfolio of science-based, clinically supported nutrition, supplements, medical foods, and diagnostic products that support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the eye care industry and the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the integration of one or more acquisitions and targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
CORE IR
Scott Arnold
516-222-2560
scotta@coreir.com

Media Relations Contact:
Jules Abraham
Director of Public Relations
CORE IR
917-885-7378
julesa@coreir.com